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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                                JANUARY 24, 1995
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)



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                             WMX TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


             1-7327                                       36-2660763
     (COMMISSION FILE NUMBER)                           (IRS EMPLOYER
                                                     IDENTIFICATION NO.)

              3003 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS    60521
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)


                                 (708) 572-8800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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Item 5.  Other Events.
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     On February 6, 1995, the registrant issued a news release reporting its results of operations for the fourth quarter of 1994 and for the year as a whole. For the quarter ended December 31, 1994, the registrant's revenue was $2,658,419,000, up 11 percent from $2,386,909,000 in the quarter a year earlier. The registrant's net income increased 26 percent to $205,767,000, or $.42 per share, versus $162,923,000, or $.34 per share, in the year-ago quarter. In the fourth quarter, the registrant's Rust International Inc. subsidiary ("Rust") recorded a charge related to the write-off of assets, one-time costs associated with the discontinuance of Rust's marine construction and dredging operations and the office closing costs resulting from a consolidation of its engineering and construction groups. The charge reduced the registrant's earnings in the quarter by $.01 per share. For the full year ended December 31, 1994, the registrant's net income was $784,381,000, or $1.62 per share, compared with $452,776,000, or $.93 per share, for the full year of 1993. The full year 1993 included several special items which reduced the registrant's net income by $.60 per share. Excluding these items, the registrant's earnings for the 12 months ended December 31, 1993 would have been $1.53 per share. Excluding the Rust charge discussed above, the registrant's net income for 1994 would have been $1.63 per share. The registrant's revenue in 1994 rose 11 percent to $10,097,318,000 from $9,135,577,000 in 1993.

     In addition, on the same day, Wheelabrator Technologies Inc. and Waste Management International plc, each a majority-owned direct or indirect subsidiary of the registrant, stated that investors in those companies should not expect 1995 earnings growth for those companies in excess of 10% and 5%, respectively, over 1994.

     On January 24, 1995, the registrant acquired all of the outstanding shares of Chemical Waste Management, Inc. ("CWM") which it did not already own. The acquisition occurred pursuant to a merger (the "Merger") in which all publicly held shares of CWM common stock (other than shares held by persons exercising appraisal rights under Delaware law) were converted into convertible subordinated notes of the registrant due January 24, 2005 and having a principal amount at maturity of $1,000 per note (the "Notes"), subject to the payment of cash in lieu of the issuance of fractional Notes. Prior to the Merger, the registrant owned approximately 78.6% of CWM's outstanding shares, and the registrant will issue up to $550,000,000 principal amount at maturity of Notes in the Merger. The registrant will pay semi-annual cash interest payments on the Notes of $20 per annum (equal to 2% per annum of the $1,000 principal amount at maturity). Together with the cash interest, the difference between the $1,000 principal amount at maturity and the $717.80 per Note (the "Stated Issue Price") will accrue at a rate of 5.75% per annum, computed on a semi-annual bond equivalent basis, calculated from the date of the Merger. At the option of the holder, each Note will be purchased for cash by the registrant on March 15, 1998 and March 15, 2000 for $789.95 and $843.03, respectively, which represent the Stated Issue Price plus accrued original issue discount to those dates. The registrant will also pay accrued but unpaid interest to such purchase date. The Notes will be redeemable by the registrant after March 15, 2000 (but not before) for cash at the Stated Issue Price plus accrued original issue discount and accrued but unpaid interest through the date of redemption. In addition, each Note will be convertible at any time prior to maturity (unless previously purchased or redeemed by the registrant) into 26.078 shares of common stock of the registrant. Upon any such conversion, the registrant will have the option of paying cash equal to the market value of the registrant's shares which would otherwise be issuable. The Notes have been listed on the New York Stock Exchange. The Merger was approved by a committee of

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independent directors of CWM and by a majority of the public stockholders of
CWM. As a result of the Merger, CWM became a wholly owned subsidiary of the registrant.

     On February 1, 1995, a lawsuit filed on September 17, 1993 by H. Peter Kriendler, a former stockholder of CWM, in the U.S. District Court for the Northern District of Illinois, Eastern Division, against CWM and other defendants was dismissed by the District Court with prejudice.. The lawsuit had alleged that CWM had violated Section 10(b) of the Securities Exchange Act of 1934 and Rule 10(b)(5) thereunder. Similar suits were filed by other parties and consolidated with the Kriendler action. The lawsuits alleged that CWM violated federal securities laws by engaging in misrepresentations of or failures to disclose, material information concerning primarily (i) alleged over-valuation of certain of CWM's assets, principally incineration facilities,
(ii) alleged over-statement of CWM's earnings for 1992 and the first quarter of 1993 due to failure to write down the value of such assets and other matters and
(iii) the alleged existence of certain adverse hazardous waste treatment and disposal industry conditions and trends. The lawsuits also alleged, among other things, liability on the part of the registrant for the above-described alleged violations. The lawsuits sought to represent a class of persons consisting of all purchasers of CWM's common stock during the period of February 4, 1993 through September 3, 1993 and to recover compensation for damages allegedly suffered by such class due to the above-described alleged violations. The District Court certified the lawsuit as a class action of CWM common stock purchasers during the period of February 4 through July 19, 1993 and dismissed the lawsuit as to all defendants for failure to state an actionable claim. The District Court's ruling is subject to the plaintiffs' right to request reconsideration by the District Court and to appeal from the dismissal. Any request for reconsideration must be filed no later than 15 days from the date of the dismissal, and any appeal must be filed no later than 30 days from the date of the dismissal ruling or, if a request for reconsideration is made, the date of disposition of such request.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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     No financial statements, pro forma financial information or exhibits are filed as a part of this report.

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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      WMX TECHNOLOGIES, INC.

                                      By:   /s/ Herbert A. Getz
                                           ------------------------------------
                                           Herbert A. Getz
                                           Vice President

Dated:  February 7, 1995

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                             WMX TECHNOLOGIES, INC.

                                 EXHIBIT INDEX

                      Number and Description of Exhibit*
                      ----------------------------------

1.   None

2.   None

4.   None

16.  None

17.  None

20.  None

23.  None

24.  None

27.  None



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*Exhibits not listed are inapplicable.